Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration
Statements: (i) Form S-8 (No. 333-21287) pertaining to the 1996 Stock Incentive Plan of International Telecommunication Data Systems, Inc., (ii) Form S-8 (No. 333-21283) pertaining to the 1996 Employee Stock Purchase Plan of International Telecommunication Data Systems, Inc., (iii) Form S-8 (No. 333-47865) pertaining to the 1997 Stock Incentive Plan of International Telecommunication Data Systems, Inc., (iv) Form S-8 (No. 333-57093) pertaining to the 1998 Stock Incentive Plan of International Telecommunication Data Systems, Inc. and (v) Post-Effective Amendment No. 1 on Form S-3 (No. 333-60223) pertaining to the registration of 606,673 shares of Common Stock issued in connection with the acquisition of the TRIS Division of Computer Sciences Corporation of our report dated February 16, 1999 with respect to the consolidated financial statements of International Telecommunication Data Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                      /s/ Ernst & Young LLP

Stamford, Connecticut
March 29, 1999